UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

ENCOM GROUP, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Dundee Court, Suite 203, Houston, Texas	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 369-4063

Eastern World Solutions Inc.
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 16, 2012, the registrant entered into a letter agreement for an equity line of credit (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”).  The letter agreement provides for up to $400,000 in bridge loans and an equity line of financing of up to $2,000,000 over an 18 month period.

The bridge loans will be through the purchase of  forty of the registrant’s convertible debentures each in the principal amount of $10,000.  These debentures will bear interest at 6% per annum, mature on December 31, 2013 and are convertible into shares of the registrant’s common stock at a conversion price equal to the lower of (i) $0.105 and (ii) 70% of the a weighted average closing price for the 20 trading days prior to the conversion date.  Calm Seas will also receive a warrant exercisable for 10,000 shares for each debenture purchased.  The warrants will expire on December 31, 2013 and have the same exercise price as the conversion price under the convertible debentures.

Under the Letter Agreement, over an 18 month period from the Effective Date (as defined below) the registrant may put to Calm Seas up to an aggregate of $2,000,000 in shares of its common stock for a purchase price equal to 70% of the lowest closing “sale” price of the registrant’s common stock during the five consecutive trading days immediately following the date the registrant delivers notice to Calm Seas of its election to put shares pursuant to the Letter Agreement.  The registrant may only put shares at the beginning of each calendar month, unless Calm Seas accepts an additional put (as described below). The dollar value that the registrant will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 150% of the average daily volume in the US market of the registrant’s common stock for the ten trading days prior to the date the registrant delivers its put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the three (3) trading days immediately preceding the date the registrant delivers its put notice to Calm Seas, or (B) $150,000. The registrant will automatically withdraw its put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy percent (70%) of the average closing “sale” price for the registrant’s common stock for the ten (10) trading days prior to the date the registrant delivers its put notice to Calm Seas.

On the seventh business day after the registrant delivers its put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to the registrant by wire transfer.

Notwithstanding the $150,000 ceiling for each monthly put, as described above, the registrant may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month. If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

The registrant agreed to file a registration statement covering the resale by Calm Seas of the shares to be issued under the Letter Agreement (the “Registration Statement”).  The registrant may issue the first put notice to Calm Seas during the first 5 business days of the month following the month when the Registration Statement has been declared effective (the “Effective Date”).

The Letter Agreement will terminate when any of the following events occur:

-	Calm Seas has purchased an aggregate of $2,000,000 of the registrant’s common stock; or
-	19 months after the Effective Date.

Except for shares of common stock authorized and reserved to be issued in a Rule 506 private placement, the registrant may not issue any equity or equity equivalents in an amount that would exceed 5% of the registrant’s issued and outstanding stock without the prior written consent of Calm Seas.  This restriction will lapse upon the expiration of the Letter Agreement or an earlier termination by the parties.

On April 16, 2012, the registrant entered into an employment agreement with each of Randy Bayne, Mark Van Eman and Dale Roberts.

Randy Bayne Employment Agreement

As described in Items 5.02 and 5.03 below, Randy Bayne became the Chief Executive Officer and Chairman of the Board of the registrant as a result of the merger of the registrant with its wholly-owned subsidiary.  Concurrent with such merger, Mr. Bayne entered into an employment agreement with the registrant.  Pursuant to this employment agreement, Mr. Bayne will serve as the Chief Executive Officer and Chairman of the registrant and he will serve on the board of directors.  His employment agreement has an initial term of six (6) years which Mr. Bayne may automatically renew, in his discretion, for up to three (3) additional two-year terms.

He will receive an annual salary of $126,000.  Mr. Bayne’s salary will be increased to $175,000 upon the registrant’s achieving either gross sales contracts of $1,500,000 for any 12 month period or securing $1,500,000 in capital financing.  Additionally, Mr. Bayne may increase his base salary by up to $150,000 if the registrant can sustain at least breakeven cash flow for up to four consecutive fiscal quarters.  Mr. Bayne’s employment agreement provides that he is entitled to a year-end bonus, up to $25,000, which bonus is based on the percentage amount (up to 10%) by which the actual annual operating expenses are below the annual operating budget for such year.  Mr. Bayne will be paid an milestone performance bonus of $180,000 (payable in 12 monthly installments) if the registrant sustains breakeven cash flow for three consecutive months and/or enters into sales contracts with a projected gross value of at least $1,500,000 over a 12 month period.

Upon the registrant sustaining at least break even cash flow for three consecutive months, Mr. Bayne will begin to receive a monthly auto allowance of $850.

As described in more detail in Item 5.02 below, Mr. Bayne will participate in a profit sharing bonus plan available to the registrant’s senior executives.

Mr. Bayne received a restricted stock grant of 516,375 shares as a signing bonus.  These shares will vest in three equal installments of the first, second and third anniversary of the signing date (subject to acceleration upon certain terminations or upon a change of control).

Mr. Bayne’s employment agreement provides him with anti-dilution protection during the term of his employment and Mr. Van Eman’s employment under their respective employment agreements (including any renewal terms).  This anti-dilution protection for stock issuance and option issuances (other than option issuances approved by Mr. Bayne and Mr. Van Eman) would adjust Mr. Bayne’s shares to reduce the dilutive effective of such other issuances by 51%.  If there is a recapitalization event involving tranches or other multiple closings, the anti-dilution adjustment shall be calculated as if all stock was issued at the first closing.

If Mr. Bayne’s employment is terminated by the registrant without cause or upon his death or disability, then Mr. Bayne will get a lump sum payment equal to (i) the balance of salary and any bonus earned for the remainder of the contract year (ending on the anniversary of the date of the agreement), (ii) the total compensation that Mr. Bayne would have earned (including bonuses, benefits, projected bonuses, and incentives then in place) in the immediately following contract year and (iii) the present value of all compensation due to Mr. Bayne for the remainder of the then-current term of his agreement (including any renewal periods available to Mr. Van Eman).  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

If such severance payments are made in connection with or within 12 months of a change of control of the registrant, the registrant will pay Mr. Bayne any amounts paid by him for excise taxes on an excessive parachute payment under section 4999 of the Internal Revenue Code.

If Mr. Bayne terminates his employment for “good reason” (such as reduction in duties or salary, breach by the registrant of the employment agreement which is not timely cured or a relocation of the registrant by more than 20 miles after a change of control), then Mr. Bayne will be entitled to (i) his then current salary for 24 months, (ii) medical insurance coverage for 12 months and (iii) the acceleration of any vesting of other compensation.  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

Mr. Bayne is subject to non-compete and non-solicitation covenants during the term of his employment agreement and for one year after any termination of his employment.

Mark Van Eman Employment Agreement

As described in Items 5.02 and 5.03 below, Mark Van Eman became the President and Chief Operating Officer of the registrant as a result of the merger of the registrant with its wholly-owned subsidiary.  Concurrent with such merger, Mr. Van Eman entered into an employment agreement with the registrant.  Pursuant to this employment agreement, Mr. Van Eman will serve as the President and Chief Operating Officer of the registrant and he will serve on the board of directors.  His employment agreement has an initial term of six (6) years which Mr. Van Eman may automatically renew, in his discretion, for up to three (3) additional two-year terms.

He will receive an annual salary of $126,000.  Mr. Van Eman’s salary will be increased to $175,000 upon the registrant’s achieving either gross sales contracts of $1,500,000 for any 12 month period or securing $1,500,000 in capital financing.  Additionally, Mr. Van Eman may increase his base salary by up to $150,000 if the registrant can sustain at least breakeven cash flow for up to four consecutive fiscal quarters.  Mr. Van Eman’s employment agreement provides that he is entitled to a year-end bonus, up to $25,000, which bonus is based on the percentage amount (up to 10%) by which the actual annual operating expenses are below the annual operating budget for such year.  Mr. Van Eman will be paid an milestone performance bonus of $180,000 (payable in 12 monthly installments) if the registrant sustains breakeven cash flow for three consecutive months and/or enters into sales contracts with a projected gross value of at least $1,500,000 over a 12 month period.

Upon the registrant sustaining at least break even cash flow for three consecutive months, Mr. Van Eman will begin to receive a monthly auto allowance of $850.

As described in more detail in Item 5.02 below, Mr. Van Eman will participate in a profit sharing bonus plan available to the registrant’s senior executives.

Mr. Van Eman received a restricted stock grant of 516,375 shares as a signing bonus.  These shares will vest in three equal installments of the first, second and third anniversary of the signing date (subject to acceleration upon certain terminations or upon a change of control).

Mr. Van Eman’s employment agreement provides him with anti-dilution protection during the term of his employment and Mr. Bayne’s employment under their respective employment agreements (including any renewal terms).  This anti-dilution protection for stock issuance and option issuances (other than option issuances approved by Mr. Van Eman and Mr. Bayne) would adjust Mr. Van Eman’s shares to reduce the dilutive effective of such other issuances by 51%.  If there is a recapitalization event involving tranches or other multiple closings, the anti-dilution adjustment shall be calculated as if all stock was issued at the first closing.

If Mr. Van Eman’s employment is terminated by the registrant without cause or upon his death or disability, then Mr. Van Eman will get a lump sum payment equal to (i) the balance of salary and any bonus earned for the remainder of the contract year (ending on the anniversary of the date of the agreement), (ii) the total compensation that Mr. Van Eman would have earned (including bonuses, benefits, projected bonuses, and incentives then in place) in the immediately following contract year and (iii) the present value of all compensation due to Mr. Van Eman for the remainder of the then-current term of his agreement (including any renewal periods available to Mr. Van Eman).  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

If such severance payments are made in connection with or within 12 months of a change of control of the registrant, the registrant will pay Mr. Van Eman any amounts paid by him for excise taxes on an excessive parachute payment under section 4999 of the Internal Revenue Code.

If Mr. Van Eman terminates his employment for “good reason” (such as reduction in duties or salary, breach by the registrant of the employment agreement which is not timely cured or a relocation of the registrant by more than 20 miles after a change of control), then Mr. Van Eman will be entitled to (i) his then current salary for 24 months, (ii) medical insurance coverage for 12 months and (iii) the acceleration of any vesting of other compensation.  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

Mr. Van Eman is subject to non-compete and non-solicitation covenants during the term of his employment agreement and for one year after any termination of his employment.

Dale Roberts Employment Agreement

As described in Items 5.02 and 5.03 below, Dale Roberts became the Senior Vice President Financial Services and Chief Financial Officer of the registrant as a result of the merger of the registrant with its wholly-owned subsidiary.  Concurrent with such merger, Mr. Roberts entered into an employment agreement with the registrant.  Pursuant to this employment agreement, Mr. Roberts will serve as the Senior Vice President Financial Services and Chief Financial Officer of the registrant.  His employment agreement has an initial term of three (3) years which may be automatically renewed for up to three (3) additional two-year terms unless Mr. Roberts provides written notice sixty (60) days prior to the end of any term that he does not intended to renew his employment agreement.

He will receive an annual salary of $96,000.  Mr. Roberts’ salary will be increased to $145,000 upon the registrant’s achieving either gross sales contracts of $1,500,000 for any 12 month period or securing $1,500,000 in capital financing.  Additionally, Mr. Roberts may increase his base salary by up to $30,500 upon certain financial milestones.  Mr. Roberts’ employment agreement provides that he is entitled to a year-end bonus, up to $25,000, which bonus is based on the percentage amount (up to 10%) by which the actual annual operating expenses are below the annual operating budget for such year.  Mr. Roberts will be paid an milestone performance bonus of $150,000 (payable in 12 monthly installments) if the registrant sustains breakeven cash flow for three consecutive months and/or enters into sales contracts with a projected gross value of at least $1,500,000 over a 12 month period.

Upon the registrant sustaining at least break even cash flow for three consecutive months, Mr. Roberts will begin to receive a monthly auto allowance of $650.

As described in more detail in Item 5.02 below, Mr. Roberts will participate in a profit sharing bonus plan available to the registrant’s senior executives.

Mr. Roberts received a restricted stock grant of 229,500 shares as a signing bonus.  These shares will vest in three equal installments of the first, second and third anniversary of the signing date (subject to acceleration upon certain terminations or upon a change of control).

If Mr. Roberts’ employment is terminated by the registrant without cause or upon his death or disability, then Mr. Roberts will get a lump sum payment equal to (i) six (6) months of his then current base salary and (ii) continued medical coverage (at the registrant’s expense) for six months and the balance of salary and any bonus earned for the remainder of the contract year (ending on the anniversary of the date of the agreement), (ii) the total compensation that Mr. Roberts would have earned (including bonuses, benefits, projected bonuses, and incentives then in place) in the immediately following contract year and (iii) the present value of all compensation due to Mr. Roberts for the remainder of the then-current term of his agreement (including any renewal periods available to Mr. Roberts).  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

If such severance payments are made in connection with or within 12 months of a change of control of the registrant, the registrant will pay Mr. Roberts any amounts paid by him for excise taxes on an excessive parachute payment under section 4999 of the Internal Revenue Code.

If Mr. Roberts terminates his employment for “good reason” (such as reduction in duties or salary, breach by the registrant of the employment agreement which is not timely cured or a relocation of the registrant by more than 20 miles after a change of control), then Mr. Roberts will be entitled to (i) his then current salary for six (6) months, (ii) medical insurance coverage for six (6) months and (iii) the acceleration of any vesting of other compensation.  He will also get, at the registrant’s expense, COBRA medical coverage and a life insurance policy of at least $1,000,000.

Mr. Roberts is subject to non-compete and non-solicitation covenants during the term of his employment agreement and for one year after any termination of his employment.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, in conjunction with the registrant’s merger of its wholly-owned subsidiary with and into itself, the officers and directors of the subsidiary became the officers and directors of the surviving corporation (which was the registrant).  As a result, (I) Richard C. Fox cease to be the sole director, Interim CEO, Interim CFO and Interim Secretary and (II) Randy Bayne became the Chief Executive Officer, a director and Chairman of the Board of the registrant, Mark Van Eman became the President, Chief Operating Officer and a director of the registrant and Dale Roberts became the Senior Vice President Financial Services and Chief Financial Officer of the registrant.

None of Messrs. Bayne, Van Eman or Roberts has any familial relationship with each other.  Each of Messrs. Bayne, Van Eman and Roberts shall serve as an officer and, in the case of Messrs. Bayne and Van Eman, as a director of the registrant until their successors are duly elected and qualified.  None of Messrs. Bayne, Van Eman or Roberts currently has, nor has had in the past five (5) years, a directorship with any public company.  Since January 2011, none of Messrs. Bayne, Van Eman or Roberts has engaged in any transactions with the registrant which would be required to be reported under Item 404(a) of Regulation S-K.  The registrant’s board has no committees and, consequently, neither Mr. Bayne nor Mr. Van Eman will serve on any committee of the board.

Randy Bayne, 48, served as the Chief Executive Officer of W3 Media Group, , a holding company that acquires and manages businesses focused on the development and marketing of internet-based social media and messaging technologies, from 2009 to 2012.  From 2001 to 2009, he was the Chief Executive Officer of Remote Knowledge Inc., a company that develops, delivers and supports proprietary communications and data-management products.  Prior to that, for 18 years, Mr. Bayne was the President of Bayne Appliance, Inc., a discount retailer of electronics and appliances.

Mark Van Eman, 47, was the President of W3 Media Group, a holding company that acquires and manages businesses focused on the development and marketing of internet-based social media and messaging technologies, from March 2009 until August 2011.  He served as the Chief Operations Officer of Remote Knowledge, Inc., a company that develops, delivers and supports proprietary communications and data-management products, from August 2008 to August 2009.  Mr. Van Eman served in various capacities at Remote Knowledge, Inc. from September 2002 until August 2008.  From June 1998 to August 2002, he was the President of US Teleservices Inc., a telecommunications consulting company.  Mr. Van Eman graduated from the University of Texas at Austin with a Bachelor of Business Administration degree.

Dale Roberts, 46, was the Vice President – Finance of W3 Media Group, a holding company that acquires and manages businesses focused on the development and marketing of internet-based social media and messaging technologies, from August 2010 until April 2012.  From April 2005 to August 2010, he was the Corporate Controller for M-I SWACO, a multi-billion dollar international oilfield service company.  From October 2004 to April 2005, Mr. Roberts was the Global Reporting Manager at Huntsman Polyurethanes, a global manufacturer and marketer of differentiated chemicals.  From February 1999 to October 2004, he was the Internal Controls Director at Core Laboratories, Inc., a provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance.  Mr. Roberts Van Eman graduated from the University of Houston with a degree in Business and Commerce and Accounting.

Profit Sharing Bonus Program

On April 16, 2012, the registrant established a profit sharing bonus program for its Chief Executive Officer, President and Chief Operating Officer and its Senior Vice President and Chief Financial Officer.  The bonus program is set forth in Exhibit B to the employment agreements of these officers, which are described in Item 1.01 above and have been filed as exhibits to this Current Report.  The bonus pool is shared equally among the participants.  The dollar amount of the bonus pool is determined by two factors (i) annual sales and (ii) annual gross profit percentage.  The size of the bonus pool ranges from $325,000, which bonus is earned if the registrant has annual sales of at least $5 million and a gross profit margin of 40% to as much as $2,250,000 plus 2.5% of sales above $50 million, which bonus is earned if the registrant has annual sales that exceed $50 million and a gross profit margin of at least 20%.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2011 the registrant merged its wholly-owned Nevada subsidiary, Encom Group, Inc. with and into itself (with the registrant being the surviving corporation), and in connection with such merger changed its name from Eastern World Solutions Inc. to that of the subsidiary, Encom Group, Inc.  Except for the change in the Company's name, there were no other changes to the registrant’s Articles of Incorporation.

Pursuant to this parent-subsidiary merger, the officers and directors of the subsidiary became the officers and directors of the registrant.  See Item 5.02 of this Current Report for information regarding the new officers and directors of the registrant.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of April 16, 2012, by and between the registrant and Randy Bayne
10.2	Employment Agreement, dated as of April 16, 2012, by and between the registrant and Mark Van Eman
10.3	Employment Agreement, dated as of April 16, 2012, by and between the registrant and Dale Roberts
10.4	Letter Agreement, dated as of March 27, 2012, by and between the registrant and Calm Seas Capital, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN WORLD SOLUTIONS INC.

Dated: April 20, 2012	By:	/s/ Randy Bayne
Name: Randy Bayne
Title: Chief Executive Officer